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                                                                   EXHIBIT 10.7

[AOL LOGO]




Sao Paulo, September 6, 2002

Banco Itau S. A.
Rua Boa Vista, 176
Sao Paulo, SP, Brasil
C/O MR. MILTON MONTEIRO,
Fax: +55 (11) 5019-9271

         REF.: AGREEMENT FROM MEETING OF AUGUST 20, 2002

Dear Milton,

First of all, we wanted to thank you for taking the time to meet with us on August 20, 2002 to continue our discussions towards, among other things, the potential changes to certain measurements of performance and to Itau's marketing activities under the Strategic Interactive Services and Marketing Agreement dated June 12, 2002, between America Online Latin America, Inc. and AOL Brasil Ltda. ("AOLB") on the one hand (together "AOLA") and Banco Itau S.A. ("Itau") on the other hand (the "Agreement"). While I believe that we all agree that there is still much work to be done, we look forward to continuing to work closely with Itau to make our business partnership beneficial for both parties. It is our hope that the meeting held on August 20 will provide a solid base for those continued efforts.

As you know, pursuant to a letter signed on August 7, 2002, the Parties agreed to extend the second Anniversary Date from December 10, 2002 to December 24, 2002.

Today, over two weeks after the execution of the August 7 letter, although we have made significant progress, we have not yet reached a final agreement on the referred changes. Furthermore, once we reach such an agreement on a business level, we expect it will take time for the parties' legal teams to memorialize the agreed marketing plan in a final document.

In this sense, each of AOLA, AOLB, and Itau agrees that, for the purposes of the Agreement, the second Anniversary Date shall be changed from December 24, 2002 to January 31, 2003.

In consideration of the extension of the Second Anniversary Date, AOLA, AOLB and Itau each agree to continue to meet and to negotiate in good faith, until September 20, 2002, the marketing plan that may result in an amendment to the Agreement.

In addition, AOLA, AOLB and Itau each agree that in the event they do not reach an agreement regarding such marketing plan by September 20, 2002, the second Anniversary Date shall be considered automatically extended to February 28, 2003. This letter shall not amend or otherwise modify the agreement in any way other than to change the day of the second Anniversary Date.


Av. Marginal do Rio Pinheiros, 5200-Ed. Philadelphia-Bloco B-1(0) e2(0)andares
                          CEP 05693-000 Sao Paulo - SP
                       Tel: 11-3759-7531 Fax: 11-3759-7477


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[AOL LOGO]


Thank you again for meeting with us. If you agree with the foregoing, please so indicate on behalf of Itau by signing in the space provided below and returning a signed copy of this letter to us.

Yours Faithfully,

AOL Brasil Ltda.                           America Online Latin America, Inc.


/s/ Carlos Trostli                         /s/ Charles M. Herington
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Carlos Trostli, President                  Charles Herington,
                                           President and Chief Executive Officer






Acknowledged and Agreed:





/s/ Milton Monteiro                                  09/06/2002
--------------------------------------     -----------------------------------
Milton Monteiro                             Date
Vice President
Banco Itau S.A.




/s/ Heli de Andrade                                  09/06/2002
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Heli de Andrade                             Date
Managing Director
Banco Itau S.A.



Av. Marginal do Rio Pinheiros, 5200-Ed. Philadelphia-Bloco B-1(0) e2(0)andares
                          CEP 05693-000 Sao Paulo - SP
                       Tel: 11-3759-7531 Fax: 11-3759-7477